UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 9, 2003

OGLEBAY NORTON COMPANY

Ohio	000-32665	34-1888342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Point Tower
1001 Lakeside Avenue, 15th Floor
Cleveland, OH	44114-1151
(Address of principal executive offices)	(Zip Code)

(216) 861-3300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On July 9, 2003, the Company received a waiver from its note holders for certain covenants set forth in the Senior Secured Note Purchase Agreement. The waiver resets all covenant restrictions in the Senior Secured Note Purchase Agreement through August 15, 2003. The Company also amended certain provisions of the Senior Secured Note Purchase Agreement. The Company is in discussions with its senior bank group and its senior secured note holder group regarding additional amendments to the various loan agreements relating to the senior bank group debt and the note holder debt. The Company paid a modest fee to the note holders in connection with the Waiver and Amendment. A copy of the Waiver and Amendment is attached as Exhibit 10.1.

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit Number	Exhibit Description
10.1	Waiver and Amendment dated July 9, 2003, to the Senior Secured Note Purchase Agreement, by and among Oglebay Norton Company and the Noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

By:	/s/ JULIE A. BOLAND
Julie A. Boland Vice President and Chief Financial Officer

Date:  July 14, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Waiver and Amendment dated as of July 9, 2003, to Senior Secured Note Purchase Agreement, by and among Oglebay Norton Company and the Noteholders.